                                                             OMB APPROVAL
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          Wabash National Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

--------------------------------------------------------------------------------

     2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3) Filing Party:

--------------------------------------------------------------------------------

     4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                             (WABASH NATIONAL LOGO)

                           WABASH NATIONAL CORPORATION
                           1000 SAGAMORE PARKWAY SOUTH
                            LAFAYETTE, INDIANA 47905

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 2006

To Our Stockholders:

     The 2006 Annual Meeting of Stockholders of Wabash National Corporation will be held at our offices located at 3000 East Main Street, Lafayette, Indiana 47905 on Thursday, May 18, 2006, at 10:00 a.m. local time for the following purposes:

          -    Elect nine members of the Board of Directors; and

          - Consider any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. Management is presently aware of no other business to come before the Annual Meeting.

     Each outstanding share of Wabash National Corporation Common Stock (NYSE:WNC) entitles the holder of record at the close of business on April 3, 2006, to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Shares of our Common Stock can be voted at the Annual Meeting only if the holder is present in person or by valid proxy. We have enclosed a copy of our Proxy Statement and our 2005 Annual Report on Form 10-K, which includes certified financial statements. Management cordially invites you to attend the Annual Meeting.

                             IF YOU PLAN TO ATTEND:

     Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Registration and seating will begin at 9:00 a.m. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

                                        By Order of the Board of Directors


                                        /s/ CYNTHIA J. KRETZ
                                        ----------------------------------------
                                        CYNTHIA J. KRETZ
                                        Vice President General Counsel and
Lafayette, Indiana                      Corporate Secretary
April 17, 2006

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, WE URGE YOU TO VOTE YOUR SHARES AT YOUR EARLIEST CONVENIENCE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. PROMPTLY VOTING YOUR SHARES BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD WILL SAVE US THE EXPENSE AND EXTRA WORK OF ADDITIONAL SOLICITATION. AN ADDRESSED ENVELOPE FOR WHICH NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IS ENCLOSED. SUBMITTING YOUR PROXY NOW WILL NOT PREVENT YOU FROM VOTING YOUR SHARES AT THE MEETING IF YOU DESIRE TO DO SO, AS YOUR PROXY IS REVOCABLE AT YOUR OPTION. YOUR VOTE IS IMPORTANT, SO PLEASE ACT TODAY.

                             (WABASH NATIONAL LOGO)

                           WABASH NATIONAL CORPORATION
                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 18, 2006

ABOUT THE MEETING..........................................................    1
   What is the Purpose of the Annual Meeting?..............................    1
   Who is Entitled to Vote?................................................    1
   Who can Attend the Annual Meeting?......................................    1
   What Constitutes a Quorum?..............................................    2
   How Do I Vote?..........................................................    2
   What if I Vote and Then Change my Mind?.................................    2
   What are the Board's Recommendations?...................................    2
   What Vote is Required?..................................................    2
   Who Will Bear the Costs of this Proxy Solicitation?.....................    3

PROPOSAL 1.................................................................    3
   Election of Directors...................................................    3
   Has Wabash Adopted Corporate Governance Guidelines and a Code of
      Ethics? .............................................................    3
   Are the Directors and Director Nominees Independent?....................    4
   Are There Any Directors Who are Not Standing For Re-Election?...........    4
   Who are the Director Nominees Standing for Election?....................    5
   Meetings of the Board of Directors and Its Committees...................    8
   How Often Did the Board Meet During Fiscal 2005?........................    8
   What Committees has the Board Established?..............................    8
   Nominating and Corporate Governance Committee...........................    8
   Compensation Committee..................................................    9
   Executive Committee.....................................................    9
   Audit Committee.........................................................    9
   Does Wabash have a Lead Director?.......................................   10
   Director Nomination Process.............................................   10
   Stockholder Communications with the Board of Directors..................   11
   Director Compensation...................................................   11
   How are Non-Employee Directors Compensated?.............................   12

   Are Officers or Employees of Wabash Paid Additional
      Compensation for Services as a Director?.............................   12
   Section 16(a) Beneficial Ownership Reporting Compliance.................   12
BENEFICIAL OWNERSHIP OF COMMON STOCK.......................................   13
CURRENT EXECUTIVE OFFICERS OF WABASH.......................................   15
EXECUTIVE COMPENSATION.....................................................   17
   Summary Compensation Table..............................................   17
   Option Grants in Last Fiscal Year.......................................   19
   Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values..   20
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION....................   20
EMPLOYMENT AND SEVERANCE AGREEMENTS........................................   23
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION................   24
AUDIT COMMITTEE REPORT.....................................................   24
STOCKHOLDER RETURN PERFORMANCE PRESENTATION................................   26
EQUITY COMPENSATION PLAN INFORMATION.......................................   27
   Restricted Stock and Stock Unit Grants..................................   27
   2000 Stock Option and Incentive Plan....................................   27
   Employee Stock Purchase Plan............................................   28
   Stock Bonus Plan........................................................   28
   Inducement Grants.......................................................   28
RELATIONSHIP WITH INDEPENDENT AUDITORS.....................................   29
   Independent Registered Public Accounting Firm...........................   29
   Principal Accounting Fees and Services..................................   29
   Pre-Approval Policy for Audit and Non-Audit Fees........................   30
GENERAL MATTERS............................................................   30
   Availability of Certain Documents.......................................   30
   Stockholder Proposals and Nominations...................................   30
   Other Matters...........................................................   31
APPENDIX A - WABASH NATIONAL CORPORATION AUDIT COMMITTEE CHARTER...........  A-1

                             (WABASH NATIONAL LOGO)

                          WABASH NATIONAL CORPORATION
                          1000 SAGAMORE PARKWAY SOUTH
                            LAFAYETTE, INDIANA 47905

                                PROXY STATEMENT
                 ANNUAL MEETING OF STOCKHOLDERS ON MAY 18, 2006

     This Proxy Statement is furnished on or about April 17, 2006, to stockholders of Wabash National Corporation (hereinafter, "we" "us" and "Wabash"), 1000 Sagamore Parkway South, Lafayette, Indiana 47905, in connection with the solicitation by our Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held at our offices located at 3000 East Main Street, Lafayette, Indiana 47905, on Thursday, May 18, 2006, at 10:00 a.m. local time, (the "Annual Meeting") and at any adjournments or postponements of the Annual Meeting.

                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At the Annual Meeting, stockholders will act upon the matters outlined in the accompanying Notice of Annual Meeting of Stockholders. In addition, our management will report on our performance during fiscal 2005 and respond to questions from our stockholders.

WHO IS ENTITLED TO VOTE?

     Only stockholders of record at the close of business on April 3, 2006 (the "Record Date"), are entitled to receive notice of the Annual Meeting and to vote the shares of Common Stock that they held on the Record Date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting. Each share entitles its holder to cast one vote on each matter to be voted upon.

     A list of stockholders of record as of the Record Date will be available for inspection during ordinary business hours at our offices located at 1000 Sagamore Parkway South, Lafayette, Indiana 47905, from May 8, 2006 to the date of our Annual Meeting. The list will also be available for inspection at the Annual Meeting.

WHO CAN ATTEND THE ANNUAL MEETING?

     All stockholders as of the close of business on the Record Date, or their duly appointed proxies, may attend the Annual Meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date and check in at the registration desk at the Annual Meeting. Alternatively, in order to vote, you may contact the person in whose name your shares are registered and obtain a proxy from that person and bring it to the Annual Meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the Annual Meeting, in person or by valid proxy, of the holders of a majority of the shares of our Common Stock outstanding on the Record Date will constitute a quorum, permitting us to conduct our business at the Annual Meeting. As of the Record Date, 31,567,158 shares of Common Stock, held by 1,119 stockholders of record, were outstanding and entitled to vote at the Annual Meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the Annual Meeting.

HOW DO I VOTE?

     You can vote on matters to come before the Annual Meeting in the following two ways:

     -    You can attend the Annual Meeting and cast your vote in person; or

     - You can vote by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxies, to vote your shares according to your instructions. If you provide no instructions, the proxies will vote your shares according to the recommendation of the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT IF I VOTE AND THEN CHANGE MY MIND?

     You may revoke your proxy at any time before it is exercised by:

     - Sending written notice of revocation addressed to the Corporate Secretary, Wabash National Corporation, P.O. Box 6129, Lafayette, Indiana 47903; or

     -    Sending in another duly executed proxy bearing a later date; or

     -    Attending the Annual Meeting and casting your vote in person.

     Your last vote will be the vote that is counted.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     The Board recommends that you vote FOR election of the nominated slate of Directors (see page 5). Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the Board's recommendation. With respect to any other matter that properly comes before the meeting, the proxy holders will vote in their own discretion.

WHAT VOTE IS REQUIRED?

     Election of Directors. The election of Directors requires a plurality of the votes cast for the election of Directors; accordingly, the nine directorships to be filled at the Annual Meeting will be filled by the nine nominees receiving the highest number of votes. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more Directors will not be voted with respect to the nominee or nominees indicated, although it will be counted for purposes of determining whether there is a quorum. A broker "non-vote," discussed below, will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a Director.

     Effect of Broker Non-Vote. If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may elect to exercise voting discretion with respect to the election of Directors. Under New York Stock Exchange Rules, the proposal to elect Directors is considered a "discretionary" item. This means that brokerage firms may vote in their discretion on this matter on behalf of clients who have not furnished voting instructions at least 15 days before the date of the Annual Meeting. However, if you do not give your broker or nominee specific instructions, your broker or nominee may elect not to exercise its discretion, and in which case your shares will not be voted on this matter. Shares represented by such broker "non-votes" will not be counted in determining the number of shares necessary for approval of such matters; however, such shares will be counted in determining whether there is a quorum.

WHO WILL BEAR THE COSTS OF THIS PROXY SOLICITATION?

     We will bear the cost of solicitation of proxies. This includes the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding Common Stock. We may solicit proxies by mail, personal interview, telephone or via the Internet through our officers, Directors and other management employees, who will receive no additional compensation for their services.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

     Our Bylaws provide that our Board of Directors shall be comprised of not less than three nor more than nine Directors, with the exact number to be fixed by resolution of the Board of Directors. The Board has currently fixed the authorized number of Directors at nine.

     At the Annual Meeting, nine Directors are to be elected, each of whom shall serve for a term of one year or until his or her successor is duly elected and qualified or until his or her earlier death, resignation or removal. Proxies representing shares held on the Record Date which are returned duly executed will be voted, unless otherwise specified, in favor of the nine nominees for the Board of Directors named below. Each of the nominees has consented to be named herein and to serve on the Board if elected. It is not anticipated that any nominee will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election in his or her stead, such other person as the Nominating and Corporate Governance Committee may recommend to the Board.

HAS WABASH ADOPTED CORPORATE GOVERNANCE GUIDELINES AND A CODE OF ETHICS?

     Our Board of Directors has adopted Corporate Governance Guidelines (the "Guidelines") and a Code of Business Conduct and Ethics (the "Code of Ethics"). The Guidelines set forth a framework within which the Board of Directors oversees and directs the affairs of Wabash. The Guidelines cover, among other things, the composition and functions of the Board of Directors, Director independence, stock ownership by our Directors, management succession and review, Board committees, the selection of new Directors, and Director responsibilities and duties.

     The Code of Ethics covers, among other things, compliance with laws, rules and regulations (including insider trading), conflicts of interest, corporate opportunities, confidentiality, protection and use of company assets, and the reporting process for any illegal or unethical conduct. The Code of Ethics is applicable to all of our officers, Directors and employees, including our Chief Executive Officer and our Chief Financial Officer. The Code of Ethics includes provisions which are specifically applicable to our Chief Financial Officer and senior financial officers (as defined in the Code of Ethics). The Guidelines and Code of Ethics are each available on the About Us page of our website at www.wabashnational.com and are available in print without charge by writing to:
Wabash National Corporation, Attention: Corporate Secretary, P.O. Box 6129, Lafayette, Indiana 47903.

     Any waiver of the Code of Ethics for our executive officers or Directors may be made only by our Board of Directors or a Board committee and will be promptly disclosed as required by law or the listing standards of the New York Stock Exchange. If we amend our Code of Ethics or waive the Code of Ethics with respect to our Chief Executive Officer, principal financial officer or principal accounting officer, we will post the amendment or waiver on our website.

ARE THE DIRECTORS AND DIRECTOR NOMINEES INDEPENDENT?

     Under the rules of the New York Stock Exchange, the Board must affirmatively determine that a Director has no material relationship with us in order for the Director to be considered independent. As permitted by the New York Stock Exchange rules, to assist the Board in making this determination, our Board of Directors has adopted categorical standards of independence. The Board has determined that relationships are not material and would not impair a Director's independence when the aggregate amount of payments by us to, and to us from, any company of which a Director is an executive officer or employee or of which a family member of a Director is an executive officer, are less than the greater of $1 million or 2% of such other company's consolidated gross revenues in any single fiscal year.

     Our Board of Directors undertook its annual review of Director independence in February 2006. During this review, the Board considered transactions and relationships between each Director and Director Nominee, and any member of his or her immediate family, and Wabash and its subsidiaries and affiliates. The Board also considered whether there were any transactions or relationships between Directors or Director Nominees or any member of their immediate families (or any entity of which a Director or Director Nominee or an immediate family member is an executive officer, general partner or significant equity holder) and members of our senior management or their affiliates. Finally, the Board considered charitable contributions to organizations with which Directors or Director Nominees had relationships. The purpose of this review was to determine whether any such relationship or transaction existed that was inconsistent with a determination that the Director or Director Nominee is independent.

     As a result of this review, the Board affirmatively determined that all of the Directors nominated for election at the Annual Meeting are independent of Wabash and its management within the meaning of the rules of the New York Stock Exchange and the categorical standard described above, with the exception of William P. Greubel and Richard J. Giromini. Each of Messrs. Greubel and Giromini is considered an inside Director because of his employment as a senior executive of the Company.

     Our independent Directors meet at least twice per year in executive session without management. Mr. Burdakin will act as chair of each executive session of the independent Directors following the date of the Annual Meeting, the effective date of Mr. Burdakin's appointment as our Lead Director.

ARE THERE ANY DIRECTORS WHO ARE NOT STANDING FOR RE-ELECTION?

     Yes. John T. Hackett, Chairman of our Board of Directors, has notified the Board that he will resign as a Director effective as of the day of the Annual Meeting. Mr. Hackett has been a Director since 1991 and our Chairman since October 2001. In addition, effective May 12, 2005, Mr. Ludvik F. Koci resigned from the Board of Directors. Mr. Koci had served as a Director since December 1993. Both Mr. Hackett and Mr. Koci have been essential to our growth and success. Their sage advice and steadfast leadership will be missed.

     The Board of Directors has elected Mr. Greubel, our Chief Executive Officer and a Director, to replace Mr. Hackett as Chairman of the Board of Directors, effective upon Mr. Hackett's resignation.

                      (THIS SPACE INTENTIONALLY LEFT BLANK)

WHO ARE THE DIRECTOR NOMINEES STANDING FOR ELECTION?

     The name, age, business experience, and directorships of each nominee for Director, during at least the last five years, are set forth in the table below. For additional information concerning the nominees for Director, including stock ownership and compensation, see "Director Compensation" and "Beneficial Ownership of Common Stock" which follow:

              NAME                 AGE     OCCUPATION, BUSINESS & DIRECTORSHIPS        DIRECTOR SINCE
              ----                 ---   ---------------------------------------       --------------
DAVID C. BURDAKIN                   51   Effective as of date of the Annual            February 2002
(PHOTO OF DAVID C. BURDAKIN)             Meeting, Mr. Burdakin will serve as our
                                         Lead Director. Mr. Burdakin is President
                                         of The HON Company, a manufacturer of
                                         office furniture, since February 2000 and
                                         Executive Vice President of HNI
                                         Corporation, formerly HON INDUSTRIES Inc.,
                                         a diversified manufacturer, since February
                                         2001. Previously, Mr. Burdakin was
                                         President of the HON Group and has held a
                                         variety of positions of increasing
                                         responsibility with HON since 1993.

RICHARD J. GIROMINI                 52   Mr. Giromini has been our President           December 2005
(PHOTO OF RICHARD J. GIROMINI)           since December 2005 and our Chief
                                         Operating Officer since July 2002. From
                                         February 2005 to December 2005,
                                         Mr. Giromini held the position of
                                         Executive Vice President and Chief
                                         Operating Officer, previously serving
                                         as Senior Vice President - Chief
                                         Operating Officer since joining Wabash
                                         on July 15, 2002. Previously, Mr.
                                         Giromini was with Accuride Corporation
                                         from April 1998 to July 2002, where he
                                         served in capacities as Senior Vice
                                         President - Technology and Continuous
                                         Improvement; Senior Vice President and
                                         General Manager - Light Vehicle
                                         Operations; and President and Chief
                                         Executiive Officer of AKW, LP.

WILLIAM P. GREUBEL                  54   Mr. Greubel has served as our Chief           May 2002
(PHOTO OF WILLIAM P. GREUBEL)            Executive Officer since May 2002, and
                                         our President between May 2002 and
                                         December 2005. Mr. Greubel has been
                                         appointed our Chairman, effective upon
                                         the retirement of Mr. Hackett following
                                         the Annual Meeting. Mr. Greubel was a
                                         Director and Chief Executive Officer of
                                         Accuride Corporation, a manufacturer of
                                         wheels for trucks and trailers, from
                                         1998 until May l, 2002, and served as
                                         President of Accuride Corporation from
                                         1994 to 1998. Mr. Greubel's employment
                                         agreement requires us to use commercially
                                         reasonable efforts while Mr. Greubel is
                                         serving as our Chief Executive Officer to
                                         cause him to be nominated for election to
                                         the Board of Directors.



              NAME                 AGE     OCCUPATION, BUSINESS & DIRECTORSHIPS    DIRECTOR SINCE
              ----                 ---   ---------------------------------------   --------------
DR. MARTIN C. JISCHKE               64   Dr. Jischke has served as President of    January 2002
(PHOTO OF DR. MARTIN C. JISCHKE)         Purdue University, West Lafayette,
                                         Indiana, since August 2000. Previously,
                                         Dr. Jischke was President of Iowa State
                                         University from 1991 to 2000, and
                                         Chancellor of the University of
                                         Missouri-Rolla from 1986 to 1991. Dr.
                                         Jischke also serves as a Director of
                                         Kerr-McGee Corporation and Duke Realty
                                         Corporation.

J.D. (JIM) KELLY                    53   Mr. Kelly has served as the President,    February 2006
(PHOTO OF J.D. (JIM) KELLY)              Engine Business and a Vice President
                                         for Cummins Inc. since May 2005.
                                         Between 1976 and 1988, and following
                                         1989, Mr. Kelly has been employed by
                                         Cummins in a variety of positions of
                                         increasing responsibility including,
                                         most recently, as the Vice President
                                         and General Manager - Industrial Engine
                                         Business between 1999 and 2001, the
                                         Vice President and General Manager -
                                         Mid Range Engine Business between 2001
                                         and 2004, and the Vice President and
                                         General Manager - Mid Range and Heavy
                                         Duty Engine Business from 2004 through
                                         May 2005.

STEPHANIE K. KUSHNER                50   Ms. Kushner is Vice President and Chief   February 2004
(PHOTO OF STEPHANIE K. KUSHNER)          Financial Officer of Federal Signal
                                         Corporation, a manufacturer and
                                         supplier of diverse industrial
                                         products, a position she has held since
                                         February 2002. Prior to joining Federal
                                         Signal, she was employed by affiliates
                                         of FMC Corporation for 14 years, most
                                         recently as Vice President - Treasury
                                         and Corporate Development for FMC
                                         Technologies in 2001 and Vice President
                                         and Treasurer for FMC Corporation from
                                         1999 to 2001.

              NAME                 AGE     OCCUPATION, BUSINESS & DIRECTORSHIPS    DIRECTOR SINCE
              ----                 ---   ---------------------------------------   --------------
LARRY J. MAGEE                      51   Mr. Magee is Chairman, Chief Executive    January 2005
(PHOTO OF LARRY J. MAGEE)                Officer and President of BFS Retail &
                                         Commercial Operations, LLC, a retail
                                         and commercial tire and vehicle service
                                         operation and subsidiary of Bridgestone
                                         Corporation, a position he has held
                                         since December 2001. Previously, Mr.
                                         Magee served as President of
                                         Bridgestone/Firestone Retail Division
                                         from 1998 until his 2001 appointment.
                                         Mr. Magee has held positions of
                                         increasing responsibility within the
                                         Bridgestone/Firestone family of
                                         companies during his 29-year tenure.

SCOTT K. SORENSEN                   44   Mr. Sorensen is the Executive Vice        March 2005
(PHOTO OF SCOTT K. SORENSEN)             President and Chief Financial Officer
                                         of Headwaters, Inc., a position he has
                                         held since October 2005. Prior to
                                         joining Headwaters, Mr. Sorensen was
                                         the Vice President and Chief Financial
                                         Officer of Hillenbrand Industries,
                                         Inc., a manufacturer and provider of
                                         products and services for the health
                                         care and funeral services industries.
                                         Prior to joining Hillenbrand in March
                                         2001, Mr. Sorensen was Executive Vice
                                         President and Chief Financial Officer,
                                         Treasurer of Pliant Corporation
                                         (formerly Huntsman Packaging
                                         Corporation) from 1998 to 2001.

RONALD L. STEWART                   63   Prior to his retirement in December       December 2004
(PHOTO OF RONALD L. STEWART)             2005, Mr. Stewart served as President
                                         and Chief Executive Officer of Material
                                         Sciences Corporation, a provider of
                                         material-based solutions for
                                         electronic, acoustical/thermal and
                                         coated metal applications, a position
                                         he held from March 2004 until his
                                         retirement. Previously, Mr. Stewart was
                                         President and Chief Executive Officer
                                         of Pangborn Corporation from 1999 thru
                                         2004. He currently serves on the Board
                                         of Directors for Pangborn Corporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH
                     OF THE DIRECTOR NOMINEES LISTED ABOVE.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Information concerning the Board of Directors and the four standing committees maintained by the Board of Directors is set forth below. With the exception of the Executive Committee, the Board committees currently consist only of Directors who are not employees of the Company and who are "independent" within the meaning of the listing standards of the New York Stock Exchange.

HOW OFTEN DID THE BOARD MEET DURING FISCAL 2005?

     During 2005, our Board of Directors held five meetings. All of our Directors attended at least 75% of all Board meetings and meetings of committees on which they served in 2005. Our Board of Directors strongly encourages all of our Directors to attend our annual stockholders meeting. In 2005, all but one of our Directors then serving attended our annual meeting of stockholders.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The Board of Directors has four standing committees: the Nominating and Corporate Governance Committee; the Compensation Committee; the Executive Committee; and the Audit Committee. The charters for the Nominating and Corporate Governance, Compensation, and Audit Committees can be accessed electronically in the "Corporate Governance Policies" section on the About Us page of our website at www.wabashnational.com or by writing to us at Wabash National Corporation, Attention: Corporate Secretary, P.O. Box 6129, Lafayette, Indiana 47903. The charter for our Audit Committee is attached as Appendix A to this Proxy Statement.

     The following table indicates each standing committee or committees on which our Directors serve:

                           NOMINATING AND
                        CORPORATE GOVERNANCE   COMPENSATION   EXECUTIVE     AUDIT
NAME                          COMMITTEE          COMMITTEE    COMMITTEE   COMMITTEE
----                    --------------------   ------------   ---------   ---------
David C. Burdakin                 X                  X            X
Richard J. Giromini
William P. Greubel                                                X
John T. Hackett*                                     X            X           X
Dr. Martin C. Jischke             X                  X            X
J.D. (Jim) Kelly
Stephanie K. Kushner                                 X            X           X
Larry J. Magee                                       X                        X
Scott K. Sorensen                                    X                        X
Ronald L. Stewart                 X                  X

* Mr. Hackett will resign as a member of the Compensation, Executive and Audit Committees effective upon his resignation as our Chairman and a Director, effective as of the Annual Meeting.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

     The Nominating and Corporate Governance Committee (the "Nominating Committee") met four times during 2005. The Board of Directors has determined that each member of the Nominating Committee is "independent" within the meaning of the rules of the New York Stock Exchange. The Nominating Committee's responsibilities include:

     - Assisting the Board by identifying individuals qualified to become Board members and by recommending to the Board the Director nominees for the next annual meeting of stockholders;

     - Developing and recommending to the Board a set of corporate governance principles applicable to us;

     -    Leading the Board in its annual review of the Board's performance; and

     -    Recommending to the Board Director nominees for each Board committee.

COMPENSATION COMMITTEE

     The Compensation Committee met six times during 2005. The Board of Directors has determined that each member of the Compensation Committee is "independent" within the meaning of the rules of the New York Stock Exchange. The Compensation Committee's responsibilities include:

     -    Overseeing our incentive compensation plans and equity-based plans;
          and

     - Annually reviewing and approving the corporate goals and objectives relevant to the Chief Executive Officer's and other executive officers' compensation, evaluating their performance in light of those goals and objectives, and setting their compensation levels based on their evaluations.

     The Compensation Committee is responsible for determining our compensation policies for executive officers and for administering our 1992 Stock Option Plan, 2000 Stock Option and Incentive Plan, 2004 Stock Incentive Plan, 1997 Stock Bonus Plan, and 2001 Stock Appreciation Rights Plan, pursuant to the provisions of the plans.

EXECUTIVE COMMITTEE

     The Executive Committee is responsible for exercising the authority of the Board of Directors, to the extent permitted by law and our Bylaws, in the intervals between meetings of the Board when an emergency issue arises or when scheduling makes it difficult to convene all Directors. The Executive Committee did not meet during 2005.

AUDIT COMMITTEE

     The Board has established a separately-designated standing Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act of 1934. The Audit Committee met eight times during 2005. The Board of Directors has determined that each member of the Audit Committee is "independent" within the meaning of the rules of the New York Stock Exchange. The Board of Directors also determined that Ms. Kushner and Mr. Sorensen are "audit committee financial experts" as defined by the Securities and Exchange Commission ("SEC") and that they have accounting and related financial management expertise within the listing standards of the New York Stock Exchange.

     The Audit Committee's responsibilities include:

     - Reviewing the independence of the independent auditors and making decisions regarding engaging and discharging independent auditors;

     - Reviewing with the independent auditors the plans and results of auditing engagements;

     - Reviewing and approving non-audit services provided by our independent auditors and the range of audit and non-audit fees;

     - Reviewing the scope and results of our internal audit procedures and the adequacy of the system of internal controls;

     -    Overseeing special investigations;

     -    Reviewing our financial statements and reports filed with the SEC;

     - Overseeing our efforts to ensure that our business and operations are conducted in compliance with the highest legal and regulatory standards applicable to us, as well as ethical business practices;

     - Overseeing our internal reporting system regarding compliance by us with Federal, state and local laws;

     - Establishing and implementing procedures for confidential communications for "whistleblowers" and others who have concerns with our accounting, internal accounting controls and audit matters; and

     -    Reviewing our significant accounting policies.

DOES WABASH HAVE A LEAD DIRECTOR?

     Effective as of the date of the Annual Meeting, our Board of Directors has appointed Mr. Burdakin as our Lead Director. Our Lead Director has significant responsibilities, including presiding at the executive sessions of our independent Directors and facilitating communication between our independent Directors and our management.

DIRECTOR NOMINATION PROCESS

     Stockholder Nominees. The Nominating Committee will consider stockholder recommendations for Director nominees sent to the Nominating and Corporate Governance Committee, Attention: Corporate Secretary, Wabash National Corporation, P.O. Box 6129, Lafayette, Indiana 47903. Stockholder recommendations for Director nominees should include:

     - The name and address of the stockholder recommending the person to be nominated;

     - A representation that the stockholder is a holder of record of our stock, including the number of shares held and the period of holding;

     - A description of all arrangements or understandings between the stockholder and the recommended nominee;

     - Such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended;

     - The consent of the recommended nominee to serve as a Director if so elected; and

     -    All other information requirements set forth in our Bylaws.

     To submit a candidate as a nominee for Director for an upcoming annual stockholder meeting, it is necessary that you notify us not less than 90 days nor more than 120 days before the first anniversary of the date of the preceding year's annual stockholders meeting. Thus, in order for any such nomination to be considered by us for the 2007 annual stockholders meeting, it must be received no earlier than January 18, 2007, but no later than February 17, 2007. Upon receipt by the Corporate Secretary of a stockholder notice of a Director nomination, the Corporate Secretary will notify the stockholder that the notice has been received and will be presented to the Nominating Committee for review. Stockholders' nominees that comply with these procedures will receive the same consideration as other candidates identified by or to the Nominating Committee.

     Director Qualifications. To be considered by the Nominating Committee, a Director nominee must meet the following minimum criteria:

     - Director candidates shall have the highest personal and professional integrity;

     - Director candidates shall have a record of exceptional ability and judgment;

     - Director candidates shall have skills and knowledge useful to our oversight;

     - Director candidates must be able and willing to devote the required amount of time to our affairs, including attendance at Board and committee meetings;

     - Director candidates should have the interest, capacity and willingness, in conjunction with the other members of the Board, to serve the long-term interests of our stockholders;

     - Director candidates may be required to be a "financial expert" as defined in Item 401 of Regulation S-K; and

     - Director candidates shall be free of any personal or professional relationships that would adversely affect their ability to serve our best interests and those of our stockholders.

     Identifying and Evaluating Nominees for Directors. The Nominating Committee, with the help of our General Counsel and, as needed, a retained search firm, will screen the candidates, perform reference checks, prepare a biography for each candidate for the Nominating Committee to review and conduct interviews. The Nominating Committee and our Chief Executive Officer will interview candidates that meet the criteria, and the Nominating Committee will recommend to the Board of Directors nominees that best suit the Board's needs.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

     Stockholders wishing to report complaints or concerns about our accounting, internal accounting controls or auditing matters, or other concerns to the Board or the Audit Committee, or to otherwise communicate with our Lead Director, our independent Directors as a group, or the entire Board, may do so by sending an email to board@wabashnational.com or auditcommittee@wabashnational.com, or by writing to the Board, Audit Committee, Lead Director or independent Directors as a group, at Wabash National Corporation, Attention: General Counsel, P.O. Box 6129, Lafayette, Indiana 47903.

     Complaints relating to our accounting, internal accounting controls or auditing matters will be referred to members of the Audit Committee. Other correspondence will be referred to the Nominating and Corporate Governance Committee, the Lead Director, the independent Directors as a group or the full Board, as appropriate. All correspondence will be received and processed by the General Counsel's office. You will receive a written acknowledgment from the General Counsel's office upon receipt of your written correspondence. You may report your concerns anonymously or confidentially.

DIRECTOR COMPENSATION

     HOW ARE NON-EMPLOYEE DIRECTORS COMPENSATED?

     Effective April 1, 2006, each non-employee Director, including our Chairman, will receive: (i) an annual cash retainer of $30,000, payable in quarterly installments; (ii) an annual award of unrestricted shares of our Common Stock with an aggregate fair market value of $45,000; and, (iii) $2,000 in cash for each Board or committee meeting he or she attends. Each Board committee chair will receive an annual cash retainer of $8,000, except for our Audit Committee Chairman, who will receive an annual cash retainer of $12,000, payable in quarterly installments. Our Lead Director will receive an annual cash retainer of $15,000, payable in quarterly installments.

     Effective April 1, 2006, each non-employee Director is required to beneficially own, within five years after he or she first becomes a Director, that number of shares of our Common Stock with an aggregate value equal to five times the amount of the annual cash retainer for non-employee Directors, and to continue to beneficially own at least this number of shares for as long as he or she serves as a Director.

     ARE OFFICERS OR EMPLOYEES OF WABASH PAID ADDITIONAL COMPENSATION FOR SERVICES AS A DIRECTOR?

     No. We do, however, reimburse them for travel and other related expenses.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our Directors, executive officers and 10% stockholders to file reports of ownership of our equity securities. To our knowledge, based solely on review of the copies of such reports furnished to us related to the year ended December 31, 2005, all such reports were made on a timely basis.

                      (THIS SPACE INTENTIONALLY LEFT BLANK)

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information as of April 3, 2006 (unless otherwise specified), with respect to the beneficial ownership of our Common Stock by each person who is known to own beneficially more than 5% of the outstanding shares of Common Stock, each person currently serving as a Director, each nominee for Director, each Named Officer (as defined below), and all Directors and executive officers as a group:

                                                                    SHARES OF
                                                                  COMMON STOCK
                                                                  BENEFICIALLY    PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                                OWNED (1)    OF CLASS
------------------------------------                              ------------   --------
Franklin Resources, Inc.
   One Franklin Parkway
   San Mateo, CA 94403 ........................................   2,797,033(2)      8.9%

Goldman Sachs Asset Management, L.P.
   32 Old Slip
   New York, NY 10005 .........................................   4,019,774(3)     12.8%

Merrill Lynch & Co., Inc.
   250 Vesey Street
   New York, NY 10381 .........................................   2,153,472(4)      6.9%

Tontine Capital Partners, L.P.
   55 Railroad Avenue, 3rd Floor
   Greenwich, CT 06830 ........................................   2,615,200(5)      8.4%

Unicredito Italiano S.P.A.
   Piazza Cordusio 2
   20123 Milan, Italy .........................................   2,143,138(6)      6.8%

Wachovia Corporation
  One Wachovia Center
  Charlotte, NC 28288 .........................................   2,148,538(7)      6.9%

Ziff Asset Management, L.P.
   283 Greenwich Avenue
   Greenwich, CT 06830 ........................................   1,686,000(8)      5.4%

David C. Burdakin .............................................      10,067            *

Rodney P. Ehrlich .............................................      67,268(9)         *

Bruce N. Ewald ................................................      15,833(10)        *

Richard J. Giromini ...........................................     145,839(11)        *

William P. Greubel ............................................     353,330(12)     1.1%

John T. Hackett ...............................................      24,105(13)        *

Martin C. Jischke .............................................      10,067            *

J.D. (Jim) Kelly ..............................................           0           0

Stephanie K. Kushner ..........................................       3,691            *

Brent A. Larson ...............................................      42,875            *

Larry J. Magee ................................................       2,030            *

Robert J. Smith ...............................................      12,784(14)        *

Scott K. Sorensen .............................................       1,930            *

Ronald L. Stewart .............................................       3,116            *

All executive officers and Directors as a group (14 persons) ..     692,935(15)     2.2%

----------
*    Less than one percent

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of April 3, 2006 are deemed outstanding for purposes of computing the percentage ownership of the person holding such options, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. Except where indicated otherwise, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2) Based solely on a Schedule 13G filed February 8, 2006 on behalf of Franklin Resources, Inc. ("Franklin"). These shares of Common Stock are beneficially owned by one or more investment companies or other managed accounts that are investment advisory clients of investment advisors that are direct or indirect subsidiaries of Franklin, including Franklin Advisory Services, LLC ("FAS"), Franklin Advisors, Inc. ("FAI"), Franklin Templeton Investments Corp. ("FTIC") and Franklin Templeton Portfolio Advisors, Inc. ("FTPA" and, together with FAS, FAI and FTIC, the "Advisory Subsidiaries"). Agreements between such investment advisory clients and the applicable Advisor Subsidiary grant to the Advisor Subsidiary all investment and/or voting power over the Common Stock owned by such advisory clients, except as otherwise noted. The Advisory Subsidiaries have sole investment power over the shares of Common Stock in the amounts indicated: FAS 1,789,500, FAI 817,960, FTIC 189,300 and FTPA 273. The Advisory Subsidiaries have sole voting power over the shares of Common Stock in the amounts indicated: FAS 1,785,000, FAI 800,660, FTIC 189,300, and FTPA 273. Advisory clients of FTPA may limit its voting authority.

     Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding common stock of Franklin and are the principal stockholders of Franklin. Franklin and the Principal Shareholders may be deemed to be the beneficial owners of securities held by persons or entities advised by Franklin's subsidiaries, including the Advisory Subsidiaries.

     Franklin, the Advisory Subsidiaries and the Principal Shareholders have disclaimed beneficial ownership of these shares of Common Stock.

     Amount does not include shares of our Common Stock that may be beneficially owned by Franklin Mutual Advisors, LLC, an indirect subsidiary of Franklin.

(3) Based solely on a Schedule 13G/A filed February 7, 2006. Goldman Sachs Asset Management, L.P. has sole voting power with respect to 3,336,900 of these shares, and has sole investment power with respect to all of these shares.

(4) Based solely on a Schedule 13G filed February 7, 2006. Merrill Lynch & Co., Inc. ("Merrill Lynch") is a parent holding company. Merrill Lynch has shared voting and investment power with respect to all of these 2,153,472 shares of Common Stock. Merrill Lynch Investment Managers ("MLIM") is an operating division of Merrill Lynch, consisting of the following indirectly-owned, asset management subsidiaries of Merrill Lynch, each of which holds a portion of these shares of Common Stock: Federated Equity Management Company of PA, Gartmore Mutual Fund Capital Trust, IQ Investment Advisors, LLC, Fund Asset Management, L.P., Merrill Lynch Investment Manager LLC, Merrill Lynch Investment Managers, L.P. and Pacific Life Insurance Company.

(5) Based solely on a Schedule 13G filed February 6, 2006. Tontine Capital Partners, L.P. ("Tontine") has shared voting and investment power with respect to all of these shares. Tontine Capital Management, L.L.C. ("TCM"), is the general partner of Tontine. Jeffrey L. Gendell is the managing member of TCM and directs its operations.

(6) Based solely on a Schedule 13G/A filed February 14, 2006. Pioneer High Yield Fund, an investment company registered under the Investment Company Act of 1940, has the right to receive or the power to direct the receipt of dividends from, or the proceeds of the sale of, 1,815,103 of these shares.

(7) Based solely on a Schedule 13G filed February 13, 2006. Wachovia Corporation ("Wachovia") has sole voting power with respect to 2,148,238 of these shares and sole investment power with respect to 2,131,238 of these shares. All or part of these shares are held by the following direct or indirect subsidiaries of Wachovia: Wachovia Securities, LLC, Evergreen Investment Management Company, J.L. Kaplan Associates, LLC and Wachovia Bank, N.A.

(8) Based solely on a Schedule 13G/A filed February 13, 2006. Each of Ziff Asset Management, L.P., PKB Holdings, Inc., Philip B. Korsant and ZBI Equities, L.L.C. share voting and investment power with respect to these shares.

(9) Includes options held by Mr. Ehrlich to purchase 42,127 shares that are currently, or will be within 60 days of April 3, 2006, exercisable. Includes 14,000 shares held by a trust of which Mr. Ehrlich's wife is the sole trustee and 6,011 shares held by a trust of which Mr. Ehrlich is the sole trustee.

(10) Includes options held by Mr. Ewald to purchase 3,333 shares that are currently, or will be within 60 days of April 3, 2006, exercisable.

(11) Includes options held by Mr. Giromini to purchase 109,787 shares that are currently, or will be within 60 days of April 3, 2006, exercisable.

(12) Includes options held by Mr. Greubel to purchase 282,520 shares that are currently, or will be within 60 days of April 3, 2006, exercisable.

(13) Includes options held by Mr. Hackett to purchase 9,000 shares that are currently, or will be within 60 days of April 3, 2006, exercisable.

(14) Includes options held by Mr. Smith to purchase 5,634 shares that are currently, or will be within 60 days of April 3, 2006, exercisable.

(15) Includes options held by our executive officers and Directors to purchase an aggregate of 452,401 shares that are currently, or will be within 60 days of April 3, 2006, exercisable.

                      CURRENT EXECUTIVE OFFICERS OF WABASH

     In addition to Mr. Greubel and Mr. Giromini, who are identified above under the heading "Election of Directors," the table below sets forth the names, ages, and current positions of each of our executive officers. The business experience for each of these executive officers for at least the last five years is described below the table.

NAME                    AGE                       POSITION
----                    ---                       --------
Rodney P. Ehrlich....    60   Senior Vice President- Chief Technology Officer
Bruce N. Ewald.......    54   Senior Vice President- Sales and Marketing
Timothy J. Monahan...    53   Senior Vice President- Human Resources
Robert J. Smith......    59   Senior Vice President - Chief Financial Officer

     Rodney P. Ehrlich. Mr. Ehrlich has been our Senior Vice President - Chief Technology Officer since January 2004. From 2001-2003, Mr. Ehrlich was Senior Vice President of Product Development. Mr. Ehrlich has been in charge of our engineering operations since our founding.

     Bruce N. Ewald. Mr. Ewald was appointed our Senior Vice President - Sales and Marketing, in November 2005, after serving in the capacity of Vice President and General Manager of Wabash National Trailer Centers since joining us in March 2005. For the prior 14 years, he served in a number of executive-level positions of increasing responsibility with PACCAR, Inc., including: National Sales Manager - PACCAR Parts Division; Director - Fleet Sales, Peterbilt Motors; Midwest Region Manager, Peterbilt Motors; General Sales Manager - North America, Peterbilt Motors; and Assistant General Manager - Sales and Marketing, Peterbilt Motors.

     Timothy J. Monahan. Mr. Monahan has been our Senior Vice President - Human Resources since joining us on October 15, 2003. Mr. Monahan was previously with Textron Fastening Systems from 1999 to October 2003 where he served as Vice President - Human Resources. Mr. Monahan serves on the Board of Directors of North American Tool Corporation.

     Robert J. Smith. Mr. Smith was appointed our Senior Vice President - Chief Financial Officer in October 2004, after serving as our Acting Chief Financial Officer since June 2004, and our Vice President and Controller since joining us in March 2003. Before joining us, Mr. Smith served from 2000 to 2001 as Director of Finance for KPMG Consulting, Inc., now BearingPoint, Inc. From 1993 to 2000, Mr. Smith was employed by Great Lakes Chemical Corp., serving from 1998 to 2000 as its Vice President and Controller.

     For biographical information regarding Mr. Greubel and Mr. Giromini, please see "Who Are the Director Nominees Standing for Election," above.

                      (THIS SPACE INTENTIONALLY LEFT BLANK)

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the annual and long-term compensation for services in all capacities to Wabash for the fiscal years ended December 31, 2005, 2004, and 2003 of (i) our Chief Executive Officer (ii) our four most highly compensated executive officers, other than our Chief Executive Officer, who were serving as executive officers on December 31, 2005, and (iii) one additional executive officer, Mr. Larson, who was one of our four most highly compensated executive officers in 2005, other than our Chief Executive Officer, but who was not serving as an executive officer on December 31, 2005 (together, the "Named Officers").

                                                                    LONG-TERM COMPENSATION AWARDS
                                                              -----------------------------------------
                                      ANNUAL COMPENSATION     RESTRICTED   SECURITIES
                                   ------------------------      STOCK     UNDERLYING      ALL OTHER
                                           SALARY    BONUS     AWARDS(2)     OPTIONS    COMPENSATION(3)
NAME AND PRINCIPAL POSITION(1)     YEAR     ($)       ($)         ($)          (#)            ($)
------------------------------     ----   -------   -------   ----------   ----------   ---------------
WILLIAM P. GREUBEL .............   2005   673,692   122,400     676,212       25,360        105,458
   Chief Executive Officer         2004   633,333   437,760     375,230       23,600         87,195
                                   2003   600,000   528,300           0      175,000        182,558

RICHARD J. GIROMINI ............   2005   406,058    61,500     254,758        9,560         55,819
   President, Chief Operating      2004   383,676   219,451     143,400        9,900         60,872
      Officer                      2003   330,305   242,361           0       70,000         96,914

RODNEY P. EHRLICH ..............   2005   275,678    37,530     138,151        5,180         18,349
   Senior Vice President - Chief   2004   261,275   134,467      71,700        4,800         21,387
      Technology Officer           2003   251,275   143,126           0       20,000         10,337

BRUCE N. EWALD .................   2005   181,214    90,002     317,625       10,000         21,378
   Senior Vice President-          2004         0         0           0            0              0
      Sales and Marketing          2003         0         0           0            0              0

BRENT A. LARSON ................   2005   255,108    34,695     127,918        4,790            779
   Senior Vice President -         2004   239,500   133,127      71,700        5,000            508
      Sales & Marketing            2003   210,000   119,616           0       33,000         17,562

ROBERT J. SMITH ................   2005   247,742    34,020     125,225        4,700         26,967
   Senior Vice President - Chief   2004   188,493   115,425      59,750        8,600         21,629
       Financial Officer           2003   134,041    84,261           0            0          7,387

(1) Mr. Greubel became our Chief Executive Officer on May 6, 2002. Mr. Giromini became our Chief Operating Officer on July 15, 2002, and our President on December 8, 2005. Mr. Ehrlich became our Senior Vice President - Chief Technology Officer in January 2004. Mr. Ewald became our Senior Vice President-Sales and Marketing in November 2005. Mr. Larson became our Senior Vice President - Sales & Marketing on February 12, 2003 and resigned effective December 29, 2005. Mr. Smith became our Senior Vice President - Chief Financial Officer on October 20, 2004.

(2) The value of awards as indicated in the Restricted Stock Awards column in the table is based upon the closing price of our Common Stock on the New York Stock Exchange on the date of grant.

     Following is the number and value of all shares of restricted stock held by each Named Officer on December 31, 2005, based on the closing price of our Common Stock on the New York Stock Exchange on December 30, 2005, the last trading day prior to the end of the 2005 fiscal year, of $19.05 per share:
     Mr. Greubel held 40,810 shares of restricted stock and stock units with an aggregate value of $777,431; Mr. Giromini held 29,052 shares of restricted stock with an aggregate value of $553,441; Mr. Ehrlich held 8,130 shares of restricted stock with an aggregate value of $154,877; Mr. Ewald held 12,500 shares of restricted stock with an aggregate value of $238,125; Mr. Larson held no shares of restricted stock; and Mr. Smith held 7,150 shares of restricted stock with an aggregate value of $136,208. Dividends may be paid on the restricted stock reported in this column.

(3) "All Other Compensation" consists of (i) matching contributions to our 401(k) Plan; (ii) matching contributions under our deferred compensation plan; (iii) payments by us with respect to term life insurance for the benefit of the respective officer; (iv) payments by us with respect to the Executive Life Insurance Plan (which provides employees with a bonus to pay for a universal life insurance policy that is fully owned by the employee);
     (v) reimbursement of relocation expenses; (vi) tax accounting assistance related to expatriate tax liability; and (vii) miscellaneous compensation, including gift cards, health club fees, travel expenses and service anniversary awards, with respect to each Named Officer in the year indicated, as follows:

                                                MATCHING                 EXECUTIVE
                                MATCHING        DEFERRED                    LIFE                         TAX
                                 401(K)       COMPENSATION   TERM LIFE   INSURANCE    RELOCATION     ACCOUNTING
                             CONTRIBUTIONS   CONTRIBUTIONS   INSURANCE      PLAN     REIMBURSEMENT   ASSISTANCE   MISC.
                      YEAR        ($)             ($)           ($)         ($)           ($)            ($)       ($)
                      ----   -------------   -------------   ---------   ---------   -------------   ----------   -----
WILLIAM P. GREUBEL    2005       13,296          49,354           690      41,790            --            --      328
                      2004       14,815          31,949         1,518      38,913            --            --       --
                      2003        2,000              --         1,518      39,189       139,852            --       --
RICHARD J. GIROMINI   2005       10,860          25,020           690      18,501            --            --      748
                      2004       16,978          24,125         1,518      18,250            --            --       --
                      2003        1,625          21,828         1,518      18,250        53,693            --       --
RODNEY P. EHRLICH     2005        9,901           6,880         1,340          --            --            --      229
                      2004       13,578           5,379         2,430          --            --            --       --
                      2003        8,000              --         2,337          --            --            --       --
BRUCE N. EWALD        2005        3,600           3,600           557          --        13,592            --       29
                      2004           --              --            --          --            --            --       --
                      2003           --              --            --          --            --            --       --
BRENT A LARSON        2005           --              --           300          --            --            --      479
                      2004           --              --           508          --            --            --       --
                      2003           --              --           391          --           754        16,417       --
ROBERT J. SMITH       2005        9,761          15,887         1,290          --            --            --       29
                      2004        9,763          10,272         1,594          --            --            --       --
                      2003        6,204              --         1,183          --            --            --       --

                      (THIS SPACE INTENTIONALLY LEFT BLANK)

OPTION GRANTS IN LAST FISCAL YEAR

     Shown below is information on grants of stock options during the year ended December 31, 2005, to the Named Officers pursuant to our Amended 1992 Stock Option and Incentive Plan, 2000 Stock Option and Incentive Plan, 2004 Stock Incentive Plan and inducement options granted outside of any corporate plan.

                                          INDIVIDUAL GRANTS                       POTENTIAL REALIZABLE
                      ---------------------------------------------------------     VALUE AT ASSUMED
                       NUMBER OF   PERCENTAGE OF                                  ANNUAL RATES OF STOCK
                      SECURITIES   TOTAL OPTIONS                                   PRICE APPRECIATION
                      UNDERLYING     GRANTED TO      EXERCISE OR                    FOR OPTION TERM(3)
                        OPTIONS      EMPLOYEES        BASE PRICE     EXPIRATION   ---------------------
        NAME          GRANTED(1)      IN 2005      (PER SHARE) (2)      DATE       5% ($)      10% ($)
        ----          ----------   -------------   ---------------   ----------   --------   ----------
William P. Greubel      25,360         15.29%           $26.93         3/7/2015   $429,500   $1,088,438
Richard J. Giromini      9,560          5.77%           $26.93         3/7/2015   $161,909   $  410,310
Rodney P. Ehrlich        5,180          3.12%           $26.93         3/7/2015   $ 87,729   $  222,323
Bruce N. Ewald          10,000          6.03%           $25.41        3/21/2015   $159,802   $  404,970
Brent A. Larson          4,790          2.89%           $26.93         3/7/2015   $ 81,124   $  205,584
Robert J. Smith          4,700          2.83%           $26.93         3/7/2015   $ 79,600   $  201,722

----------
(1) Options granted vest generally with respect to 1/3 of the options on the first anniversary of the date of grant, 1/3 of the options on the second anniversary of the date of grant and 1/3 of the options on the third anniversary of the date of grant.

(2) Options were granted having exercise prices at fair market values on dates of grants.

(3) The dollar amounts set forth under these columns are the result of calculations of assumed annual rates of stock price appreciation from the date of grant to the date of expiration of such options of 5% and 10%. These assumptions are not intended to forecast future appreciation of our stock price. Our stock price may increase or decrease in value over the time period set forth above.

                      (THIS SPACE INTENTIONALLY LEFT BLANK)

OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     Shown below is information with respect to the exercise of options by the Named Officers to purchase our Common Stock during the 2005 fiscal year and unexercised options to purchase our Common Stock pursuant to our Amended 1992 Stock Option and Incentive Plan, 2000 Stock Option and Incentive Plan, 2004 Stock Incentive Plan and inducement options granted outside of any corporate plan held by the Named Officers as of December 31, 2005.

                                                                 NUMBER OF
                                                           SECURITIES UNDERLYING          VALUE OF UNEXERCISED
                                                            UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS
                         SHARES                          HELD AT DECEMBER 31, 2005      AT DECEMBER 31, 2005(2)
                        ACQUIRED                        ---------------------------   ----------------------------
NAME                  ON EXERCISE   VALUE REALIZED(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                  -----------   -----------------   -----------   -------------   -----------   -------------
William P. Greubel       36,667         $  622,720              0         99,427       $1,922,324      $684,507
Richard J. Giromini      95,000         $1,667,500         79,966         39,494       $  792,893      $233,807
Rodney P. Ehrlich             0         $        0         32,133         15,047       $  133,757      $ 66,803
Bruce N. Ewald                0         $        0              0         10,000       $        0      $      0
Brent A. Larson          20,000         $  358,000         28,667         11,000       $  246,290      $110,220
Robert J. Smith               0         $        0          2,867         10,433       $        0      $      0

(1) Based on the closing price on the New York Stock Exchange of our Common Stock on the date of exercise.

(2) Based on the closing price on the New York Stock Exchange of our Common Stock on December 30, 2005, the last trading day prior to the end of the 2005 fiscal year ($19.05 per share).

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     THE FOLLOWING REPORT OF THE COMPENSATION COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS REPORT.

     The Compensation Committee has furnished the following report on executive compensation for fiscal 2005. During 2005, decisions on cash compensation and equity compensation for our executive officers, including stock options and restricted stock grants, were made by the Compensation Committee of the Board of Directors.

     Our General Philosophy on Executive Compensation. Our executive compensation policies toward our executive officers are intended to provide competitive levels of compensation that reflect our annual and long-term performance goals, reward superior corporate performance, and assist us in attracting and retaining qualified executives. Total compensation for our executive officers is comprised of three principal components: base salary, annual incentive compensation and long-term compensation tied to our Common Stock.

     Base Salary. Each year the Compensation Committee determines the base salaries of each of the executive officers and that of the Chief Executive Officer based on available competitive compensation data, the Compensation Committee's assessment of each officer's past performance and its expectation as to future contributions.

     Annual Bonus Plan. The amounts of annual bonuses paid to the executive officers under our bonus program (the "Bonus Plan") depend primarily upon whether, and the extent to which, we or the executive officer, as appropriate, achieve certain pre-established working capital, profit targets, and personal performance objectives. Under the Bonus Plan, we have established for each participant a percentage of his annual base salary that is to be the target payout. The Compensation Committee reviews the target amount and the performance metrics each year and changes are made when deemed necessary.

     Generally, if we achieve our specific performance metrics objectives, each Bonus Plan participant will receive a bonus for the year that is equal to plan targets. If our performance exceeds target performance, payouts can exceed target payout levels. Target payouts range from 15% to 100% of base salary. After the bonus payouts are computed for each Bonus Plan participant, they are subject to review and approval by the Compensation Committee. Bonuses are paid to participants in the calendar year following the year in which bonuses are earned by the participants.

     In addition, certain executive officers may receive bonus amounts pursuant to an executive employment agreement. Bonuses for 2003, 2004 and 2005 for each of the Named Officers appear under the caption "Bonus" in the "Summary Compensation Table" described in the proxy statement of which this report is a part.

     Long Term Compensation through Stock Option, Restricted Common Stock and Stock Appreciation Rights. Under our 2000 Stock Option and Incentive Plan and 2004 Stock Incentive Plan, options may be granted to our officers, Directors, other key employees, and those of our subsidiaries to purchase shares of Common Stock at a price not less than market price at the date of grant. Options granted under the 2000 Stock Option and Incentive Plan and the 2004 Stock Incentive Plan typically become exercisable in annual installments of three years, and options granted under our Amended 1992 Stock Option Plan, under which grants may no longer be made, typically become exercisable in annual installments of five years. Option grants to our non-employee Directors, however, are fully vested and exercisable six months after the date of grant. All options expire ten years after the date of grant.

     The 2000 Stock Option and Incentive Plan and 2004 Stock Incentive Plan provide for the award of restricted Common Stock to our Directors and officers and key employees and those of our subsidiaries. In 2004, the Compensation Committee began to reduce the portion of equity awards granted to officers as options and increased the use of restricted stock. The forfeiture restrictions applicable to restricted stock grants generally lapse ratably on the third, fourth and fifth anniversaries of the grant date.

     In 2001, we adopted a Stock Appreciation Rights Plan, under which stock appreciation rights may be granted to our officers and key employees and those of our subsidiaries. We have not made any grants in 2005 under the Stock Appreciation Rights Plan.

     Severance Agreements. We approved for our executives a change in control policy on December 8, 2005, that is applicable to our Chief Executive Officer, President and Chief Operating Officer, Senior Vice President - Chief Financial Officer, Senior Vice President - Sales and Marketing, and Senior Vice President
- Human Resources. The initial term of the policy will be two years, during which time the policy will be irrevocable, and the policy will be renewable for subsequent one year terms. Benefits under the policy are payable in the event of a qualifying termination, which is a termination within twelve months after a change in control that is either by Wabash without cause or by the executive for good reason, unless the executive is entitled to greater benefits under the terms of an employment agreement. An executive must execute a release in favor of the Company to receive benefits under the policy.

     In the case of our Chief Executive Officer, and our and President and Chief Operating Officer, the benefits under the policy upon a qualifying termination are a severance payment of two times base salary plus two times the executive's target bonus. In addition, a payment will be made for a pro-rata portion of the executive's target bonus for the current year, and health benefits will be continued for two years (or until comparable coverage is obtained by the executive). In the case of our Senior Vice President and Chief Financial Officer, Senior Vice President - Sales and Marketing and Senior Vice President - Human Resources, the benefits under the policy upon a qualifying termination of employment are a severance payment of one and one-half times base salary plus one and one-half times the executive's target bonus. In addition, a payment will be made for a pro-rata portion of the executive's target bonus for the current year, and health benefits will be continued for one and one-half years (or until comparable coverage is obtained by the executive).

     Further detail on severance arrangements with Messrs. Greubel and Giromini is contained in the description of our employment agreements with these individuals described elsewhere in the proxy statement of which this report is a part.

     Chief Executive Officer's 2005 Compensation. Our Chief Executive Officer generally participates in the same executive compensation plans and arrangements available to the other senior executives. Accordingly, the compensation of the Chief Executive Officer consists of annual base salary, annual bonus and grants of options and restricted stock. The Compensation Committee's general approach in setting compensation of the Chief Executive Officer is to be competitive with other companies in the industry, but to have a large portion of compensation based upon our performance.

     Mr. Greubel's compensation is based on a negotiated employment agreement entered into in April 2002 between Mr. Greubel and us and it provides for a base salary of $600,000 per year, which has now been increased to a base salary of $710,000, and a bonus that is targeted at 50% of his base salary, but which has been increased to 100% of his base salary and may range from 0% to 100% of his base salary. This agreement is described in further detail elsewhere in the proxy statement of which this report is a part. In negotiating Mr. Greubel's compensation, the Board of Directors considered the criteria contained in this report, his qualifications and experience, his previous compensation levels, foregone awards and other compensation at his prior employer, and the competitive marketplace for executive talent. In addition, it considered that a substantial initial equity award in the form of an option was warranted and necessary in order to attract an executive such as Mr. Greubel, and to provide him a strong incentive to increase stockholder value. As a result of Mr. Greubel's individual performance, we raised his base salary to $710,000 and increased his bonus target to 100% of his base salary effective March 1, 2006, and granted him an option to purchase 25,360 shares of our Common Stock along with 25,110 restricted stock units. In keeping with the philosophy of granting equity awards for the purpose of encouraging executive officers to focus on long-term stockholder returns and for the purpose of encouraging the retention of key executives, the forfeiture restrictions on the restricted stock granted in 2005 begin to lapse after three years and do not fully lapse until the fifth anniversary of the date of grant.

     The Compensation Committee has determined that Wabash did not meet the performance threshold targets for fiscal year 2005 established by the Committee under the Bonus Plan. However, in light of our performance and that of our management and employees during 2005, the Committee approved a performance-based discretionary bonus award for our employees, including our Named Officers. Our Board approved and ratified the performance-based award to our executive officers in February 2006. Pursuant to the performance-based discretionary bonus, Mr. Greubel was awarded a bonus of $122,400. Mr. Greubel's 2005 bonus reflects Wabash's performance with respect to certain working capital, profit and specific strategic objectives established by the Compensation Committee for the 2005 fiscal year, as well as Mr. Greubel's individual performance and leadership.

     Section 162(m). Under Section 162(m) of the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations, no tax deduction is allowed for annual compensation in excess of $1 million paid to the five most highly compensated executive officers. Performance-based compensation that has been approved by stockholders, however, is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals and the board committee that establishes such goals consists only of "outside directors" as defined for purposes of Section 162(m). For 2005, all of the members of the Compensation Committee qualified as "outside directors." The Compensation Committee considers the impact of Section 162(m) when making its compensation decisions, however, the Compensation Committee's primary focus is on the most appropriate methods and approaches for the design and delivery of compensation to our executive officers. The 2004 Stock Incentive Plan is structured to qualify as "performance-based" and to satisfy the stockholder approval and outside director administration requirements of Section 162(m). Accordingly, compensation awarded by the Compensation Committee to any of the five most highly compensated executive officers under the 2004 Stock Incentive Plan would be deductible under
Section 162(m).

          Submitted by the
          Members of the Compensation Committee

          David C. Burdakin
          John T. Hackett
          Dr. Martin C. Jischke
          Stephanie K. Kushner
          Larry J. Magee
          Scott K. Sorensen
          Ronald L. Stewart

                       EMPLOYMENT AND SEVERANCE AGREEMENTS

     Except for employment agreements we have entered into with Mr. Greubel and Mr. Giromini, we do not have employment contracts with our executive officers.

     In April 2002, we entered into an employment agreement with Mr. Greubel, pursuant to which Mr. Greubel serves as our Chief Executive Officer, commencing April 12, 2002 through March 31, 2005. The term of Mr. Greubel's employment automatically renews for successive one-year periods unless and until either party provides written notice, not less than 60 days prior to the end of the then current term, of his or its intent not to renew the agreement. Neither party provided the other with notice of the intent not to renew this agreement prior to March 31, 2006; therefore, the term of this agreement automatically renewed through March 31, 2007. The agreement requires us to use our commercially reasonable efforts while Mr. Greubel is serving as our Chief Executive Officer to cause him to be nominated for election to the Board of Directors. Pursuant to this agreement, Mr. Greubel's initial base salary was set at $600,000 per year, subject to annual adjustment in connection with annual performance reviews and discussions between Mr. Greubel and us. Mr. Greubel's current base salary is $710,000. Mr. Greubel is also eligible for an annual bonus targeted at 100% of his base salary and which may range from 0% to 100% of that year's base salary. Pursuant to the terms of the agreement, the Board of Directors granted Mr. Greubel an initial option grant to purchase 250,000 shares of our Common Stock at an exercise price of $10.01 per share. One-third of these options vested on each of the first, second and third anniversary of Mr. Greubel's employment.

     In the event that we terminate Mr. Greubel's employment without cause, or it is terminated by Mr. Greubel as a result of a material diminishment of his position, duties or responsibilities; our assignment to Mr. Greubel of substantial additional duties or responsibilities which are inconsistent with the duties or responsibilities then being carried out by him and which are not duties of an executive nature; our material breach of the agreement, which is not corrected within twenty (20) business days of the receipt of a written notice specifying the breach; material fraud on our part; or the discontinuance of the active operation of our business or our insolvency or bankruptcy, we will pay to Mr. Greubel the sum of two times his then current base salary. In addition, all unvested options then held by Mr. Greubel shall become vested. If we terminate Mr. Greubel's employment without cause, upon the attainment of corporate objectives, he is entitled to receive a pro-rata portion of his bonus for the year in which he is terminated. Mr. Greubel has agreed not to compete with us during the term of his agreement and for a period of two years after termination for any reason.

     Mr. Greubel is also entitled to a severance package in the event that his employment is terminated following a change of control of Wabash, as more specifically described in the "Compensation Committee Report on Executive Compensation" above.

     In June 2002, we also entered into an employment agreement with Mr. Giromini, pursuant to which Mr. Giromini now serves as our President and Chief Operating Officer, commencing July 15, 2002 through July 15, 2003. The term of Mr. Giromini's employment automatically renews for successive one-year periods unless and until either party provides written notice, not less than 60 days prior to the end of the then current term, of his or its intent not to renew the agreement. Neither party provided the other with notice of the intent not to renew this agreement prior to July 15, 2005; therefore the term of this agreement automatically renewed through July 15, 2006. Pursuant to this agreement, Mr. Giromini's initial base salary was set at $325,000 per year, subject to annual adjustment in connection with annual performance reviews and discussions between Mr. Giromini and us. Mr. Giromini's current base salary is $451,000. Mr. Giromini is also eligible for an annual bonus targeted at 60% of his base salary and which may range from 0% to 60% of that year's base salary. Pursuant to the terms of the agreement, the Board of Directors granted Mr. Giromini an initial option grant to purchase 125,000 shares of our Common Stock at an exercise price of $8.65 per share. Two-thirds of these options vested on the second anniversary of Mr. Giromini's employment and the remaining one-third of these options vested on the third anniversary of Mr. Giromini's employment.

     In the event that we terminate Mr. Giromini's employment without cause, or it is terminated by Mr. Giromini as a result of a material diminishment of his position, duties or responsibilities; our assignment to Mr. Giromini of substantial additional duties or responsibilities which are inconsistent with the duties or responsibilities then being carried out by him and which are not duties of an executive nature; our material breach of the agreement, which is not corrected within twenty (20) business days of the receipt of a written notice specifying the breach; material fraud on our part; or the discontinuance of the active operation of our business or our insolvency or bankruptcy, we will pay to Mr. Giromini the sum of two times his then current base salary. In addition, all unvested options then held by Mr. Giromini shall become vested. If we terminate Mr. Giromini's employment without cause, upon the attainment of corporate objectives, he is entitled to receive a pro-rata portion of his bonus for the year in which he is terminated. Mr. Giromini has agreed not to compete with us during the term of his agreement and for a period of two years after termination for any reason.

     Mr. Giromini is also entitled to a severance package in the event that his employment is terminated following a change of control of Wabash, as more specifically described in the "Compensation Committee Report on Executive Compensation," above.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors in 2005 consisted of Messrs. Hackett, Koci, Burdakin, Jischke, Magee, Sorensen, Stewart and Ms. Kushner. None of these individuals is currently, or has ever been, an officer or employee of Wabash or any of our subsidiaries. In addition, during 2005, none of our executive officers served as a member of the board of directors or on the compensation committee of any other entity that had an executive officer serving on our Board of Directors or our Compensation Committee.

                             AUDIT COMMITTEE REPORT

     THE FOLLOWING REPORT OF THE AUDIT COMMITTEE DOES NOT CONSTITUTE SOLICITING MATERIAL AND SHOULD NOT BE DEEMED FILED OR INCORPORATED BY REFERENCE INTO ANY OTHER FILING BY US UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934, EXCEPT TO THE EXTENT WE SPECIFICALLY INCORPORATE THIS REPORT.

     The Audit Committee of the Board of Directors in fiscal 2005 consisted of Messrs. Hackett, Burdakin, Jischke, Magee, Sorensen and Ms. Kushner. Mr. Hackett will resign as a member of the Audit Committee upon his resignation as a Director, effective on the date of the Annual Meeting. The Committee's responsibilities are described in a written charter adopted by the Board of Directors in February 2003. The charter is included as Appendix A to the proxy statement of which this report is a part and is also available on our website at www.wabashnational.com or by writing to us at Wabash National Corporation,
Attention: Corporate Secretary, P.O. Box 6129, Lafayette, Indiana 47903.

     As part of its ongoing activities, which are described elsewhere in the proxy statement of which this report is a part under the heading "What Committees Has the Board Established--Audit Committee," the Audit Committee has:

     - Reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended December 31, 2005;

     - Discussed with Ernst & Young, our independent auditors for fiscal 2005, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect;

     - Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and has discussed with the independent auditors their independence; and

     - Considered the compatibility of the non-audit services provided by the auditors (which are described elsewhere in the proxy statement of which this report is a part under the heading "Independent Registered Public Accounting Firm") with the auditors' independence.

     On the basis of these reviews and discussions, the Audit Committee recommended that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the SEC.

     Independent Auditor Fees. As part of its ongoing activities, the Audit Committee has approved the fees and services set forth in the proxy statement of which this report is a part under the heading "Relationship with Independent Auditors - Principal Accounting Fees and Services."

     The Audit Committee's job is one of oversight. The members of the Audit Committee are not experts in the fields of accounting or auditing, including auditor independence. It is not the duty of the Audit Committee to prepare our financial statements, to plan or conduct audits or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Our management is responsible for preparing our financial statements and for maintaining the system of internal controls. The independent auditors are responsible for auditing our financial statements and for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

     All current Audit Committee members have approved this report.

          John T. Hackett
          Stephanie K. Kushner
          Larry J. Magee
          Scott K. Sorensen

                      (THIS SPACE INTENTIONALLY LEFT BLANK)

                   STOCKHOLDER RETURN PERFORMANCE PRESENTATION

     The following graph shows a comparison of cumulative total returns for an investment in our Common Stock, the S&P 500 Composite Index and the Dow Jones Transportation Index. It covers the period commencing December 31, 2000 and ending December 31, 2005. The graph assumes that the value for the investment in our Common Stock and in each index was $100 on December 31, 2000 and that all dividends were reinvested. This graph is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the 1934 Act, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by us under the Securities Act of 1933, as amended, or the 1934 Act.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                   DECEMBER 31, 2000 THROUGH DECEMBER 31, 2005
              AMONG WABASH NATIONAL CORPORATION, THE S&P 500 INDEX
                     AND THE DOW JONES TRANSPORTATION INDEX

                               (PERFORMANCE GRAPH)

                 WABASH    S&P 500    DJ TRANS
                 ------    -------    --------
2000             100.00     100.00     100.00
2001              91.94      88.11      90.70
2002              98.78      68.64      80.29
2003             345.37      88.33     105.86
2004             317.44      97.94     135.21
2005             226.67     102.75     150.97

                      EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information regarding our equity compensation plans as of December 31, 2005.

                                                                                                NUMBER OF SECURITIES
                                                                                              REMAINING AVAILABLE FOR
                                       NUMBER OF SECURITIES TO BE     WEIGHTED AVERAGE      FUTURE ISSUANCE UNDER EQUITY
                                         ISSUED UPON EXERCISE OF      EXERCISE PRICE OF    COMPENSATION PLANS (EXCLUDING
                                          OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,            SECURITIES
                                           WARRANTS AND RIGHTS       WARRANTS AND RIGHTS      REFLECTED IN COLUMN (A))
            PLAN CATEGORY                          (A)                       (B)                        (C)
            -------------              --------------------------   --------------------   -----------------------------
Equity Compensation plans
   approved by security holders.....            503,563(1)                 $22.98                     570,464(3)
Equity Compensation plans not
   approved by security holders.....            518,952(2)                 $ 8.98                     795,226
Total...............................          1,022,515                    $15.88                   1,365,690

(1) Consists of shares of Common Stock to be issued upon exercise of outstanding options granted under the Wabash National Corporation Amended 1992 Stock Option Plan, shares of Common Stock to be issued upon exercise of outstanding options granted under the Wabash National Corporation 1992 Directors Stock Option Plan, shares of Common Stock to be issued under the Wabash National Corporation Directors and Executives Deferred Compensation Plan, and shares of Common Stock to be issued upon exercise of outstanding options granted under the Wabash National Corporation 2004 Stock Incentive Plan. There are no securities that are currently issuable under the Wabash National Corporation Directors and Executives Deferred Compensation Plan, and the number of securities available for grant under that plan is indeterminable as that number is dependent upon future deferrals by eligible participants.

(2) Consists of shares of Common Stock to be issued upon exercise of outstanding options granted under the Wabash National Corporation 2000 Stock Option and Incentive Plan, shares of Common Stock to be issued under the Wabash National Corporation Stock Bonus Plan, shares of Common Stock to be issued under the Wabash National Corporation Employee Stock Purchase Plan and inducement options that were granted outside of any formal corporate plan.

(3) Consists of shares of Common Stock available for future issuance pursuant to our 2004 Stock Incentive Plan. All 570,464 shares of Common Stock available as of December 31, 2005 for future issuance under this plan were available for future issuance pursuant to grants in the form of restricted stock, stock units, unrestricted stock and other incentive awards, subject to certain limitations in the plan.

RESTRICTED STOCK AND STOCK UNIT GRANTS

We have issued an aggregate of 232,370 shares of restricted stock and stock units pursuant to the Wabash National Corporation 2004 Stock Incentive Plan, of which 21,600 were forfeited or otherwise cancelled, and 7,750 vested, on or before December 31, 2005, with 203,020 remaining subject to forfeiture as of that date. We have issued an aggregate of 25,605 shares of restricted stock pursuant to the Wabash National Corporation 2000 Stock Option and Incentive Plan, of which 12,730 were forfeited or otherwise cancelled, and 8,375 vested, on or before December 31, 2005, with 4,500 remaining subject to forfeiture as of that date. We have issued an aggregate of 58,054 shares of restricted stock in the form of inducement grants, none of which were subject to forfeiture as of December 31, 2005.

2000 STOCK OPTION AND INCENTIVE PLAN

     Our Board of Directors adopted the Wabash National Corporation 2000 Stock Option and Incentive Plan effective November 2000. This plan provides for the grant of non-qualified stock options and restricted stock in order to attract, retain and compensate Directors, highly qualified officers, key employees and other persons. There were 2,000,000 shares of stock originally authorized for issuance under the plan. The exercise price for each option granted is set by the Compensation Committee, but is required to be at least the fair market value of a share of our Common Stock on the date of grant. The Compensation Committee sets the vesting schedule for each option granted and sets the restricted period for each grant of restricted stock. Upon a change in control of Wabash, all outstanding shares subject to options vest and all restrictions and conditions applicable to shares subject to restricted stock lapse. The term of the plan is 10 years, unless earlier terminated by the Board of Directors. As a result of the approval of the 2004 Stock Incentive Plan at our 2004 annual meeting of stockholders, the number of shares available for grant under the 2000 Stock Option and Incentive Plan was reduced to 100,000 shares, which remain available.

EMPLOYEE STOCK PURCHASE PLAN

     Our Board of Directors adopted the Wabash National Corporation Employee Stock Purchase Plan effective June 1993. This plan provides for the purchase of our Common Stock by certain employees in order to increase the employees' interest in our growth and success and to retain the employees' services. An employee purchases the stock by electing to have deducted from his or her payroll a whole percentage amount of at least two percent and no more than 15 percent of the employee's daily compensation. There were 200,000 shares of Common Stock originally authorized for issuance under the Employee Stock Purchase Plan. The purchase price for each share of Common Stock is the fair market value of the Common Stock on the last day of the applicable period. The Board of Directors may terminate this plan at any time. As of December 31, 2005, 241,736 shares of Common Stock remained available for grant under this plan.

STOCK BONUS PLAN

     Our Board of Directors adopted the Wabash National Corporation Stock Bonus Plan effective January 1, 1997. This plan provides that stock may be awarded as supplementary compensation as an incentive and reward to eligible long service employees who, through industry, ability and exceptional service, contribute materially to our success. There were 500,000 shares of stock originally authorized for issuance under the Stock Bonus Plan. The Board of Directors has the authority to determine, in its sole discretion, the amount of individual stock bonus awards. This plan may be amended, suspended or terminated by the Board of Directors at any time. As of December 31, 2005, 453,490 shares of Common Stock remained available for grant under this plan, which amount reflects our 3 for 2 stock split in July 1994.

INDUCEMENT GRANTS

     We have issued non-qualified stock options outside of any plan in connection with inducing certain individuals to accept employment by us. In the aggregate, we have issued options to purchase 385,000 shares of Common Stock to three individuals. The exercise price for each option granted was set by the Compensation Committee at the fair market value of the shares subject to that option. The Compensation Committee set vesting schedules that vest over three years. Upon a change in control of Wabash, all outstanding shares subject to options vest. The term of each option is 10 years.

                      (THIS SPACE INTENTIONALLY LEFT BLANK)

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The accounting firm of Ernst & Young LLP acted as our independent auditors for the year ended December 31, 2005. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire and are expected to be available to respond to appropriate questions.

PRINCIPAL ACCOUNTING FEES AND SERVICES

     The fees billed by Ernst & Young LLP for professional services provided to us for the years ended December 31, 2005 and December 31, 2004 were as follows:

   FEE CATEGORY               2005             2004
   ------------      ----------------------   ------
                     (DOLLARS IN THOUSANDS)
Audit Fees                   $1,250           $1,390
Audit-Related Fees               15               97
Tax Fees                        107              136
All Other Fees                  177                0
                             ------           ------
   Total Fees                $1,549           $1,623

     Audit Fees. Consist of fees billed for professional services rendered for the audit of our consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports and services provided by Ernst & Young LLP in connection with our securities offerings and registration statements.

     Audit-Related Fees. Consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." In 2004 and 2005, these services included audits of benefit plans, audits, accounting consultation, consulting on internal controls and other audit-related services.

     Tax Fees. Consist of fees billed for professional services for tax compliance, tax advice and tax planning. In 2004 and 2005, these services include assistance related to state tax filing and incentives reviews of corporation tax filings, consulting or net operating loss treatments, and review of tax audits.

     All Other Fees. In 2005, these services include the performance of financial due diligence and other related services provided in connection with our acquisition of the outstanding stock of Transcraft Corporation, which transaction closed in March 2006.

     In 2005, all Ernst & Young LLP fees were pre-approved by the Audit Committee pursuant to the policy described below or related to contracts existing on May 11, 2005. After consideration, the Audit Committee has concluded that the provision of non-audit services by Ernst & Young LLP to Wabash is compatible with maintaining the independence of Ernst & Young LLP.

     The Audit Committee has not yet selected our auditors for the year ending December 31, 2006. As part of our ongoing process of evaluating services and costs, the Audit Committee is evaluating its options.

PRE-APPROVAL POLICY FOR AUDIT AND NON-AUDIT FEES

     The Audit Committee's policy is to pre-approve all audit and permissible non-audit services performed by our independent public accountants. These services may include audit services, audit-related services, tax services and other services. For audit services, the independent auditor provides an engagement letter in advance of the meeting of the Audit Committee that occurs in connection with our annual meeting of stockholders, outlining the scope of the audit and related audit fees. If agreed to by the Audit Committee, this engagement letter is formally accepted by the Audit Committee at the meeting of the Audit Committee.

     For all services, our senior management submits to the Audit Committee a request that the Audit Committee approve specific services recommended by management and engage our independent auditor to provide such services. In addition, the Audit Committee pre-approves all non-audit services that the independent auditor is permitted to provide from time-to-time during the year. Prior to approval by the Audit Committee, all fee proposals for non-audit services must be approved in advance in writing by the requesting department head and by the Corporate Controller. Any fee proposal greater than $25,000 must also be approved in advance in writing by the Chief Financial Officer. Any fee proposal greater than $100,000 must also be approved in advance in writing by the Chairman of the Audit Committee. The Audit Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

                                 GENERAL MATTERS

AVAILABILITY OF CERTAIN DOCUMENTS

     A copy of our 2005 Annual Report on Form 10-K is enclosed. You also may obtain additional copies without charge and without the exhibits by writing to:
Wabash National Corporation, Attention: Corporate Secretary, P.O. Box 6129, Lafayette, Indiana 47903. These documents also are available through our website at www.wabashnational.com.

     The charters for our Audit, Compensation and Nomination and Corporate Governance Committees, as well as our Corporate Governance Guidelines and our Code of Business Conduct and Ethics, are available on the About Us page of our website at www.wabashnational.com and are available in print without charge by writing to: Wabash National Corporation, Attention: Corporate Secretary, P.O. Box 6129, Lafayette, Indiana 47903.

STOCKHOLDER PROPOSALS AND NOMINATIONS

     Stockholder Proposes for Inclusion in 2007 Proxy Statement. To be eligible for inclusion in the proxy statement for our 2007 annual meeting, stockholder proposals must be received by the Company's Corporate Secretary no later than the close of business on December 18, 2006. Proposals should be sent to Wabash National Corporation, Attention: Corporate Secretary, P.O. Box 6129, Lafayette, Indiana 47903 and follow the procedures required by Rule 14a-8 of the Securities Exchange Act of 1934.

     Stockholder Director Nominations and other Stockholder Proposals for Presentation at the 2007 Annual Meeting. Under our Bylaws, written notice of stockholder nominations to the Board of Directors and any other business proposed by a stockholder that is not to be included in our proxy statement must be delivered to the Company's Corporate Secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year's annual meeting. Accordingly, any stockholder who wishes to have a nomination or other business considered at the 2007 annual meeting of stockholders must deliver a written notice (containing the information specified in our Bylaws regarding the stockholder, the nominee and the proposed action, as appropriate) to the Company's Corporate Secretary between January 18, 2007 and February 17, 2007. SEC rules permit management to vote proxies in its discretion with respect to such matters if we advise stockholders how management intends to vote. A nomination or other proposal will be disregarded if it does not comply with the above procedure and any additional requirements set forth in our Bylaws. Please note that these requirements are separate from the SEC's requirements to have your proposal included in our proxy materials.

OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors does not intend to present at the Annual Meeting any matters other than those described herein and does not know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by the stockholders, proxies in the enclosed form returned to Wabash will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                                        By Order of the Board of Directors


                                        /s/ CYNTHIA J. KRETZ
                                        ----------------------------------------
                                        CYNTHIA J. KRETZ
                                        Vice President General Counsel
                                        and Corporate Secretary

April 17, 2006

                                   APPENDIX A

                           WABASH NATIONAL CORPORATION

                             AUDIT COMMITTEE CHARTER

PURPOSE

The purpose of the Audit Committee is to assist in Board oversight of the:

     (1)  Integrity of the financial statements of the Company;

     (2)  Compliance by the Company with legal and regulatory requirements;

     (3) Qualifications and independence of the Company's independent auditors; and

     (4) Performance of the Company's internal audit functions and independent auditors.

COMMITTEE MEMBERSHIP

The Audit Committee shall consist of no fewer than three members of the Board all of whom shall meet the independence, experience and expertise requirements of the New York Stock Exchange and applicable rules and regulations. At all times at least one member of the Audit Committee shall be a "financial expert" within the meaning of Section 407 of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations of the Securities and Exchange Commission.

The members of the Audit Committee shall be appointed by the Board on the recommendation of the Nominating and Corporate Governance Committee. Audit Committee members may be removed and replaced by the Board.

COMMITTEE POWERS, AUTHORITY, DUTIES, AND RESPONSIBILITIES

     1.   The Audit Committee shall have the sole authority to:

          a)   Appoint the independent auditors to be retained by the Company;

          b)   Approve the compensation of the independent auditors; and

          c) Be directly responsible, and have the sole authority, for the discharge or replacement of the independent auditors.

     2. The Audit Committee shall approve in advance ALL services provided by the independent auditors whether or not related to the audit.

          The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditors retained by the Company for the purpose of rendering or issuing an audit report.

     3. The Audit Committee shall review the annual audited financial statements with management and the independent auditors including:

          a) Major issues regarding accounting and auditing principles and practices;

          b) The Company's disclosures under "Management's Discussion and Analysis of Results of Operations and Financial Condition";

          c) The adequacy of internal controls that could significantly affect the Company's financial statements;

          d) Any material correcting adjustments that have been identified by the independent auditor;

          e)   Any material off-balance sheet transactions;

          f) Arrangements, obligations and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses; and

          g) Other matters related to the conduct of the audit which are to be communicated to the Audit Committee under Statement on Auditing Standards No. 61, Communications with Audit Committees.

     4. The Audit Committee shall review analyses and reports prepared by management and the independent auditors of:

          a) Significant financial reporting issues and judgments, and critical accounting policies and practices in connection with the preparation of the company's financial statements;

          b) The ramifications of the use of alternative disclosures and treatments;

          c)   The treatment preferred by the independent auditors; and

          d) Other material written communications between the independent auditors and management, any "management" or "Internal control" letter issued, or proposed to be issued, by the audit firm to the company or schedule of unadjusted differences.

     5. The Audit Committee shall review with management and the independent auditors the Company's quarterly financial statements and the Company's disclosures under "Management's Discussion and Analysis of Results of Operations and Financial Condition."

          The Audit Committee shall also discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

     6.   The Audit Committee shall:

          a) Review policies and procedures with respect to Company transactions in which officers or directors have an interest; and

          b) Where appropriate, including when their review is requested by management or the independent auditors:

               1) Review policies and procedures with regard to officers' expense accounts and perquisites;

               2) Review any officer or director use of corporate assets for personal gain;

               3) Consider the results of any review of these areas by the internal audit staff or independent auditors; and

               4) Review all related party transactions and similar matters to the extent required by the New York Stock Exchange to be approved by an audit committee or comparable body.

     7. The Audit Committee shall meet periodically with management, the senior internal audit executive, and the independent auditors to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

          The Audit Committee shall also review and evaluate the Company's processes for identifying and assessing key financial statement risk areas and for and implementing steps to address such risk areas.

     8. The Audit Committee shall review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors, or management.

     9. The Audit Committee shall receive periodic reports, at least annually, from the independent auditor regarding:

          a)   The auditor's independence;

          b)   The auditor's internal quality-control procedures;

          c) Any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and

          d) Relationships between the independent auditors and the Company, discuss such reports with the auditor, and take appropriate action any disclosed relationship to satisfy itself of the auditor's independence.

          The Audit Committee will also establish clear hiring policies for employees or former employees of the independent auditor.

     10. The Audit Committee shall evaluate the performance of the independent auditor and, if so determined by the Audit Committee, have the exclusive to terminate and replace the independent auditors (subject, if deemed appropriate, to shareholder ratification).

     11. The Audit Committee shall review the appointment, compensation and replacement of the senior internal auditing executive.

     12. The Audit Committee shall review the significant reports to management prepared by the internal auditing department and management's responses thereto.

     13. The Audit Committee shall meet with the independent auditor prior to the audit to review the planning and staffing of the annual audit and other examinations of the Company's quarterly, annual, and other financial information. The Audit Committee shall also review with the senior internal audit executive and the independent auditors the coordination of audit efforts to ensure completeness of coverage, reduction of redundant efforts and the effective use of internal and external audit resources.

     14. The Audit Committee shall inquire of the independent auditors as to whether they are aware that Section 10A of the Securities Exchange Act of 1934 has been implicated.

     15. The Audit Committee shall review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to any such problems or difficulties and to any management letter. Such review should include:

          a) Any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to information;

          b)   Any changes required in the planned scope of the internal audit;
               and

          c) The independent auditor's assessment of the Company's internal structure.

     16. The Audit Committee shall prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement and shall receive the information to be provided by the independent auditors for inclusion in the proxy statement, including with regard to fees relating to the audit.

     17. The Audit Committee shall advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

     18. The Audit Committee shall review with the Company's general counsel legal and regulatory matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from external counsel, regulators or governmental agencies.

     19. The Audit Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

     20. The Audit Committee shall meet at least annually in separate executive sessions with:

          a)   The chief financial officer and the members of management;

          b)   The senior internal audit executive; and

          c)   The independent auditors.

     21. The Audit Committee may form and delegate authority to subcommittees if determined to be necessary or advisable.

     22. The Audit Committee shall make reports to the Board at the next regularly scheduled meeting following the meeting of the Audit Committee accompanied by any recommendation to the Board.

     23. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

     24.  The Audit Committee shall annually review its own performance.

     25. The Audit Committee shall have the authority to engage, and obtain advice and assistance from, outside legal, accounting and other advisers, and the Company shall provide appropriate funding therefore as determined by the Audit Committee.

     26. The Audit Committee shall have such other authority and responsibilities as may be assigned to it from time to time by the Board.

     27. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to ensure compliance with laws and regulations the Company's Code of Conduct.

Adopted by the Board of Directors on February 19, 2003.

                         C/O NATIONAL CITY BANK
                         Corporate Trust Operations
                         Locator 5352
                         P. O. Box 92301
(WABASH NATIONAL LOGO)   Cleveland, OH 44101-4301

                             YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

           Please fold and detach card at perforation before mailing.

(WABASH NATIONAL LOGO)

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 18, 2006
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1.

                                        Date: ____________________________, 2006



                                        ----------------------------------------
                                        Signature(s) of shareholder



                                        ----------------------------------------
                                        Signature, if held jointly
                                        Please sign exactly as name appears in
                                        address. When signing as attorney,
                                        executor, administrator, trustee, or
                                        guardian, please give your title as
                                        such. If joint account, please provide
                                        both signatures.

           Please fold and detach card at perforation before mailing.

WABASH NATIONAL CORPORATION                                                PROXY

The undersigned hereby appoints David C. Burdakin and Martin C. Jischke, or each of them, as the proxies of the undersigned, with full power of substitution, to vote all shares of Common Stock of Wabash National Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held May 18, 2006, or any postponement or adjournment thereof, as follows:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL LISTED PROPOSALS.

Proposal 1. Election of nine Directors by all Stockholders

Nominees:

            David C. Burdakin

            Stephanie K. Kushner

            Richard J. Giromini

            Larry J. Magee

            William P. Greubel

            Scott K. Sorensen

            Martin C. Jischke

            Ronald L Stewart

            J.D. (Jim) Kelly

     [ ]  FOR ALL

     [ ]  WITHHOLD ALL

     [ ]  FOR ALL (Except Nominee(s) listed below)

Proposal 2. The proxies are authorized to vote in their discretion on any other matters which may properly come before the Annual Meeting.

          PLEASE VOTE, SIGN, DATE, AND RETURN THIS PROXY FORM PROMPTLY
                          USING THE ENCLOSED ENVELOPE

                                   (Continued and to be signed on reverse side.)